Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen California Dividend Advantage Municipal Fund
811-09161

The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board
Members.

Voting results are as follows:

<c>Common &
Preferred
shares voting
together as a
class
To approve a new investment management
 agreement

   For
   46,661,927
   Against
     2,471,426
   Abstain
     2,828,217
   Broker Non-Votes
   15,775,580
      Total
   67,737,150


To approve a new sub-advisory agreement.

   For
   46,605,012
   Against
     2,491,436
   Abstain
     2,865,122
   Broker Non-Votes
   15,775,580
      Total
   67,737,150


Proxy materials are herein
incorporated by reference
to the SEC filing on June 19,
2014, under
Conformed Submission Type
14A, accession
number 0001193125-14-241379.

In addition to the information above, the annual meeting of shareholders was held in the offices of Nuveen Investments on February 24, 2014; at this meeting the shareholders were asked to vote on the election of Board Members, the approval of an Agreement and Plan of Reorganization, to approve the issuance of additional common shares in connection with the Reorganizations and to approve an amendment and restatement of the Statement Establishing and Fixing the Rights and Preferences of Variable Rate
Demand Preferred Shares. The meeting was subsequently adjourned to March 17 and April 4, 2014.

Voting results for April 4, 2014 are as follows:

<c> Common
shares
<c>Common &
Preferred
shares voting
together as a
class

Preferred
Shares
To approve an Agreement and Plan of
Reorganization



   For
                    -
                         -
              1,362
   Against
                    -
                         -
                    -
   Abstain
                    -
                         -
                    -
   Broker Non-Votes
                    -
                         -
                    -
      Total
                    -
                         -
              1,362




To approve the amendment and
restatement of the Statement Establishing and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares.



   For
                    -
                         -
              1,362
   Against
                    -
                         -
                    -
   Abstain
                    -
                         -
                    -
   Broker Non-Votes
                    -
                         -
                    -
      Total
                    -
                         -
              1,362




To approve the issuance of additional
common shares in connection with each
Reorganization.



   For
   11,644,969
   11,646,331
                    -
   Against
        781,532
        781,532
                    -
   Abstain
        441,938
        441,938
                    -
      Total
   12,868,439
   12,869,801
                    -

Proxy materials are herein
incorporated by reference
to the SEC filing on January 21,
2014, under
Conformed Submission Type N-
14 8C, accession
number 0000950123-14-014754.